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                        DIMENSIONAL INVESTMENT GROUP INC.

                               CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the ___ day of ______________, 1999 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly known as "Provident National Bank," a national banking association ("PNC").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated July 12, 1991, as amended (the "Agreement") which as of the date hereof, is in full force and effect; and

         WHEREAS, PNC presently provides such services to the existing portfolios of the Fund, including new series of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio XI, and U.S. Large Company Institutional Index Portfolio which are listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PNC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PNC and the Fund;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement hereby is amended effective ____________, 1999 by replacing the current Schedule A of the Agreement in its entirety with "Schedule A, Amended and Restated ______________, 1999," reflecting the addition of the new series, as attached hereto.

         2. The fee schedules of PNC applicable to the Portfolios shall be as agreed in writing from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number
Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DIMENSIONAL INVESTMENT GROUP INC.

                                            By: _______________________
                                                   Irene R. Diamant
                                                   Vice President

                                            PNC BANK, N.A.

                                            By: ________________________
                                                   Joseph Gramlich
                                                   Senior Vice President



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                                                            AMENDED AND RESTATED
                                                            ______________, 1999


                                   SCHEDULE A

                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                     DFA 6-10 INSTITUTIONAL PORTFOLIO (4/93)
                    U.S. LARGE CAP VALUE PORTFOLIO II (7/94)
                       U.S. 6-10 VALUE PORTFOLIO II (7/94)
                  THE DFA INTERNATIONAL VALUE PORTFOLIO (12/93)
                   DFA INTERNATIONAL VALUE PORTFOLIO II (7/94)
                  DFA INTERNATIONAL VALUE PORTFOLIO III (12/94)
                 DFA ONE-YEAR FIXED INCOME PORTFOLIO II (10/94)
                   U.S. LARGE CAP VALUE PORTFOLIO III (12/94)
                RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO (3/96)
            RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO (3/96)
                  RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO (3/96)
                      EMERGING MARKETS PORTFOLIO II (8/97)
                   DFA INTERNATIONAL VALUE PORTFOLIO IV (8/97)
             TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (12/98)
              TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI (9/99)
             U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO (9/99)